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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-61406) pertaining to the Peabody Energy Corporation Employee Stock Purchase Plan of our report dated June 14, 2002, with respect to the financial statements of the Peabody Energy Corporation Employee Stock Purchase Plan included in this Annual Report (Form 11-K) for the period from May 22, 2001 (date of inception) through December 31, 2001.



                                             /s/ ERNST & YOUNG LLP
                                             -----------------------------------
                                             Ernst & Young LLP


St. Louis, Missouri
June 27, 2002



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